SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K


               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 22, 1998

        ________________________ADVANTA Corp.____________________________
             (Exact name of registrant as specified in its charter)




        _______Delaware__________  _____0-14120________  ______23-1462070
        (State or other jurisdic-  (Commission File      (IRS Employer
        tion of incorporation or    Number)             Identification No.)
                                                        Organization)




         Welsh and McKean Roads, P.O. Box 844, Spring House, PA
            (Address of principal executive offices)

                              19477
                           (Zip Code)



Registrant's telephone number, including area code:  (215) 657-4000

        Item 5.   Other Events


On January 22, 1998 Advanta Corporation announced earnings for both the fourth quarter and full year 1997. For the fourth quarter of 1997, Advanta reported net income of $43.6 million or diluted earnings per share of $.95. For the full year, net income totaled $71.6 million and earnings per share on a diluted basis were $1.50. For the fourth quarter and full year 1996, the Company reported net income of $45.2 million and $175.7 million, or $1.00 and $3.89 per share, respectively. All "earnings per share" amounts are presented assuming dilution in accordance with the Statement of Financial Accounting Standards No. 128, Earnings per share.

Advanta's net revenues for the fourth quarter 1997 were $285.3 million versus $240.9 for the same period one year ago and $254.3 for the third quarter 1997. For full year 1997, net revenues totaled $938.2 million compared to net revenues of $851.0 million in 1996.

Highlights included the following items:

     Advanta Personal Finance Services originated a record $1.1 billion in new mortgage business during the fourth quarter, nearly double the year-ago level. For the full-year 1997, originations totaled $3.7 billion compared to $1.5 billion originated in 1996. The Personal Finance business' managed receivables expanded by $2.5 billion during 1997 to end the year at $5.3 billion. Also, as of December 31, 1997 this business unit services an additional $9.2 billion of mortgages for third parties on a fee basis.

     Advanta Business Services' managed business loan and lease receivables grew by $441 million or 54% to $1.3 billion, led by the rapid expansion of the business card product.

     The managed net interest margin for the fourth quarter 1997 expanded to 8.54%, from the 6.89% in the previous year's fourth quarter and the 8.01% reported for the third quarter 1997.

     The absolute level of net managed credit card charge-offs in the fourth quarter, $180.8 million, posted its second consecutive quarterly decline, decreasing from the $201.5 million charged-off during third quarter 1997. In the fourth quarter 1996, $145.4 million was charged-off. The charge-off rate on managed credit cards of 6.81% for the fourth quarter 1997 declined from 7.39% recorded in the third quarter and increased from 4.56% in the comparable 1996 quarter.

     The absolute level of managed credit card 30+ delinquencies in the fourth quarter, $594.4 million, declined from the $632.1 million at December 1996 and rose from the $548.9 million at the end of September 1997. The managed credit card 30+ day delinquency rate was 5.29%, compared to the 5.20% reported in the third quarter and was above the 4.98% of the year-ago period.

     The consolidated managed charge-off rate was 4.84% in fourth quarter 1997, down from the 5.39% posted in the third quarter and up from 3.86% for same quarter 1996. The consolidated 30+ day delinquency rate was 5.98% at December 31, compared to 5.75% reported for the third quarter and the 5.44% reported for the prior year's end.

     Total managed receivables of $17.9 billion as of December 31, 1997 rose 10% over the $16.3 billion at the end of December 1996. Total managed credit card receivables ended 1997 at $11.2 billion compared to $12.7 billion at the end of December 1996.

     This Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.
The most significant among these risks and uncertainties are: (1) factors that affect consumer debt; (2) competitive pressures; (3) the level of delinquencies and charge-offs; (4) the rate of prepayments; (5) the level of expenses; (6) the timing of the securitizations of the Company's receivables; (7) the ratings on the debt of the Company and its subsidiaries; (8) the closing and timing of the previously disclosed transaction with Fleet Financial Group; and (9) the timing and completion of the previously disclosed tender offer. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on
Form 10-Q.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     The following exhibit is filed as part of this Report on Form 8-K.

     27   Financial Data Schedules.
     99   Selected summary financial data.

                    ADVANTA AND SUBSIDIARIES
                      FINANCIAL HIGHLIGHTS
             ($ in millions, except per share data)

                                 Three Months Ended      % Change
                                    December 31,       1997 versus
                                 1997       1996           1996
OPERATING RESULTS

Net Revenues                    $285.3      $240.9         18%

Provision for Losses            $ 51.9      $ 29.9         74%

Operating Expenses              $174.6      $143.9         21%

Net Income                      $ 43.6      $ 45.2         (3%)

Per Common Share:
    Basic Earnings(1)           $  .98      $ 1.06         (8%)
    Diluted Earnings(1)         $  .95      $ 1.00         (5%)

Basic Average Shares (Millions)   43.0        41.2          5%
Diluted Average Shares (Millions) 46.0        45.2          2%

Return on Common Equity           20.5%       23.7%       (14%)

Managed Net Interest Margin       8.54%       6.89%        24%

                                   Year Ended        % Change
                                   December 31,     1997 versus
                                 1997       1996        1996
OPERATING RESULTS

Net Revenues(2)                 $938.2      $851.0         10%

Provision for Losses            $210.8      $ 96.9        118%

Operating Expenses              $630.8      $523.2         21%

Net Income                      $ 71.6      $175.7        (59%)

Per Common Share:
    Basic Earnings (1)          $ 1.52      $ 4.15        (63%)
    Diluted Earnings(1)         $ 1.50      $ 3.89        (61%)

Basic Average Shares (Millions)   42.8        40.8          5%
Diluted Average Shares (Millions) 43.5        45.1         (4%)

Return on Common Equity            8.5%       25.3%       (67%)

Managed Net Interest Margin       7.79%       6.32%        23%

(1) All periods reflect adoption of FAS 128; diluted EPS includes common stock equivalents.
(2) Full year 1996 amount excludes a $33.8 million gain on the sale of credit card relationships.

                            ADVANTA AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                      ($ in millions, except per share data)

                                                            % Change
                                                             Dec.1997
                            Dec. 31,  Sept. 30,   Dec. 31,    versus
                             1997        1997       1996     Dec.1996

FINANCIAL CONDITION

Managed Receivables*
  Credit Cards(A)           $11,244    $10,548   $12,691      (11%)
  Personal Finance Loans(B) $ 5,309    $ 4,582   $ 2,754       93%
  Business Loans(C)         $ 1,264    $ 1,201   $   823       54%
  Other Loans               $    41    $    37   $    21       97%

Total Managed
  Receivables               $17,858    $16,368   $16,289       10%

Total Managed Assets        $21,146    $20,796   $19,217       10%

Stockholders' Equity        $   927    $   880   $   852        9%

Book Value Per
 Common Share               $ 19.01    $ 18.04   $ 18.06        5%

Equity/Managed Assets(D)       4.86%      4.71%     4.95%      (2%)

Reserve for Credit Losses   $ 137.8    $ 126.6   $  89.2       55%

Customer Accounts         6,472,075  6,389,897 6,044,169       7%

CREDIT QUALITY

Managed Net Charge-off Rate

For the Quarter ended
  Credit Cards(A)              6.81%      7.39%     4.56%
  Personal Finance Loans(B)    0.91%      0.85%     0.68%
  Business Loans(C)            3.68%      3.22%     2.56%
  Total Receivables            4.84%      5.39%     3.86%

Managed 30+ Day Delinquency Rate
  Credit Cards(A)              5.29%      5.20%     4.98%
  Personal Finance Loans(B)    7.38%      7.05%     7.06%
  Business Loans(C)            6.46%      5.70%     7.27%
  Total Receivables            5.98%      5.75%     5.44%

(A) Figures do not include Advanta's portion of joint venture receivables which at December 31, 1997 approximated $460 million.
(B) Includes Mortgages and Auto Loans. Excludes mortgages serviced on a third party basis which at December 31, 1997 approximated $9.2 billion.
(C)  Includes Leases and Business Cards.
(D)  Equity includes capital securities and stockholders' equity.

    * Managed figures combine both owned and securitized receivables.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ADVANTA Corp.


Date:  January 22, 1998          By:
                                      Elizabeth H. Mai, Senior
                                      Vice President, Secretary
                                      and General Counsel